10K

SUBORDINATED INTERESTS SERVICER REPORT	EXHIBIT 99.1

ORIGINAL DEAL PARAMETERS
Certificate Balance	$17,764,812.00

INPUTS FROM PREVIOUS PERIOD STATEMENT TO CERTIFICATEHOLDER
Certificate Balance	N/A

CALCULATION OF DISTRIBUTABLE AMOUNTS
Deposit to Certificate Distribution Account from Collection Account plus	$316,341.26
Deposit to Certificate Distribution Account from Principal Distribution Account	$0.00
Deposit to Certificate Distribution Account from Reserve Account	$0.00
Total Deposit to Certificate Distribution Account	$316,341.26

DISTRIBUTIONS FROM CERTIFICATE DISTRIBUTION ACCOUNT
1. Principal to Fixed Rate Certificateholders	$0.00
2. Any remaining amounts to the Seller	$316,341.26

SUMMARY OF DISTRIBUTIONS
Certificates Principal Paid	$0.00
Ending Certificates Principal Balance	$106,588,872.00

Remaining amounts to the Seller	$316,341.26

STATEMENT TO NOTEHOLDERS	EXHIBIT 99.2

(i) Amount of principal being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 AZ3)	$109,503,079.66
per $1,000 original principal balance	$706.47

(b) Class A-2 Notes (CUSIP No. 149114 BA7)	$0.00
per $1,000 original principal balance	$0.00

(c) Class A-3 Notes (CUSIP No. 149114 BB5)	$0.00
per $1,000 original principal balance	$0.00

(d) Class B Notes (CUSIP No. 149114 BC3)	$0.00
per $1,000 original principal balance	$0.00

(f) Total	$109,503,079.66

(ii) Amount of interest being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 AZ3)	$3,098,623.55
per $1,000 original principal balance	$19.99

(b) Class A-2 Notes (CUSIP No. 149114 BA7)	$3,769,444.44
per $1,000 original principal balance	$30.16

(c) Class A-3 Notes (CUSIP No. 149114 BB5)	$8,556,000.00
per $1,000 original principal balance	$31.69

(d) Class B Notes (CUSIP No. 149114 BC 3)	$791,950.31
per $1,000 original principal balance	$33.48

(f) Total	$16,216,018.31

(iii) (a) Aggregate Contract Balance at end of related collection period	$483,735,164.21
(b)Note Value at end of related collection period	$481,917,732.34

(iv) After giving effect to distributions on this Distribution Date

(a) (1) outstanding principal amount of Class A-1 Notes	$45,496,920.34
(2) Class A-1 Note Pool Factor	0.29

(b) (1) outstanding principal amount of Class A-2 Notes	$125,000,000.00
(2) Class A-2 Note Pool Factor	1.00

(c) (1) outstanding principal amount of Class A-3 Notes	$270,000,000.00
(2) Class A-3 Note Pool Factor	1.00

(d) (1) outstanding principal amount of Class B Notes	$23,656,000.00
(2) Class B Note Pool Factor	1.00

(v) Amount of Servicing Fee paid	$2,658,187.01

(vi) Aggregate Amount of Realized Losses for Collection Period	$193,043.48

(vii) Aggregate Purchase Amounts for Collection Period	$1,815,904.41

(viii) Balance of Reserve Account at end of related Collection Period	$7,392,760.00

(ix) Specified Reserve Account Balance at end of related Collection Period	$7,392,760.00

Caterpillar Financial Asset Trust 1999-A
SERVICING REPORT

Distribution Date	1999 YEAR END
Transaction Month

Collection Period Month Begin
Collection Period Month End	YEAR END STATEMENT
Previous Payment Date (or Closing Date)	AS OF 12/31/99
Actual Days in Accrual Period

ORIGINAL DEAL PARAMETERS
Initial Note Value	$591,420,812.00
Initial Aggregate Contract Balance	$593,653,284.55
Number of Contracts	6,786
Wtd. Avg. APR	7.11%
Wtd. Avg. Remaining Term	43
Annual Servicing Fee Rate	1.00%
Reserve Account Initial Deposit	$7,392,760.00
Class A-1 Note Original Principal Balance	$155,000,000.00
Class A-1 Note Rate	5.3650%
Class A-1 Note Final Scheduled Distribution Date	July 25, 2000
Class A-1 CUSIP Number	149114 AZ3
Class A-2 Note Original Principal Balance	$125,000,000.00
Class A-2 Note Rate	5.90%
Class A-2 Note Final Scheduled Distribution Date	March 25, 2002
Class A-2 CUSIP Number	149114 BA7
Class A-3 Note Original Principal Balance	$270,000,000.00
Class A-3 Note Rate	6.20%
Class A-3 Note Final Scheduled Distribution Date	April 26, 2004
Class A-3 CUSIP Number	149114 BB5
Class B Note Original Principal Balance	$23,656,000.00
Class B Note Rate	6.55%
Class B Note Final Scheduled Distribution Date	July 25, 2005
Class B CUSIP Number	149114 BC3
Certificate Balance	$17,764,812.00

INPUTS FROM PREVIOUS PERIOD SERVICER REPORT
Note Value	N/A
Aggregate Contract Balance	N/A
Number of Contracts	N/A
Wtd. Avg. APR	N/A
Wtd. Avg. Remaining Term	N/A
Reserve Account Balance	N/A
Class A-1 Note Outstanding Principal Balance	N/A
Class A-1 Note Interest Shortfall	N/A
Class A-2 Note Outstanding Principal Balance	N/A
Class A-2 Note Interest Shortfall	N/A
Class A-3 Note Outstanding Principal Balance	N/A
Class A-3 Note Interest Shortfall	N/A
Class B Note Outstanding Principal Balance	N/A
Class B Note Interest Shortfall	N/A
Servicing Fee Shortfall	N/A

CURRENT COLLECTION PERIOD ACTIVITY
Total Interest Collections	$19,166,285.31
Total Principal Collections	$106,675,607.22
Residual Collections	$1,873.25
Warranty Repurchases Contracts	$1,815,904.41
Administrative Repurchases	$0.00
Liquidation Proceeds	$816,651.30
Reserve Account Reinvestment Income	$220,304.75
Total Available Amount	$128,696,626.24

Beginning Note Value	N/A
Ending Note Value	$481,917,732.34
Beginning Aggregate Contract Balance	N/A
Ending Aggregate Contract Balance	$483,735,164.21
Number of Contracts at Beginning of Period	6,786
Number of Contracts at End of Period	6,479
Wtd. Avg. APR	7.11%
Wtd. Avg. Remaining Term	36
Aggregate Scheduled Amounts 31-60 days past due	$3,486,693.51
Aggregate Scheduled Amounts 61 days or more past due	$2,252,533.65
Net Losses on Liquidated Receivables this Period	$193,043.48
Repossessed Equipment not Sold or Reassigned (Beginning)	$2,281,597.82
Repossessed Equipment not Sold or Reassigned (End)	$2,036,566.76

CALCULATION OF DISTRIBUTABLE AMOUNTS
Servicing Fee Due	$3,037,593.91
Is CFSC or Affiliate Servicer (Yes / No)?	Yes

Administration Fee	$3,000.00

Class A-1 Noteholders' Monthly Interest Distributable Amount	$3,098,623.55
Class A-1 Noteholders' Interest Carryover Shortfall	$0.00
Class A-1 Noteholders' Interest Distributable Amount	$3,098,623.55

Class A-2 Noteholders' Monthly Interest Distributable Amount	$3,769,444.44
Class A-2 Noteholders' Interest Carryover Shortfall	$0.00
Class A-2 Noteholders' Interest Distributable Amount	$3,769,444.44

Class A-3 Noteholders' Monthly Interest Distributable Amount	$8,556,000.00
Class A-3 Noteholders' Interest Carryover Shortfall	$0.00
Class A-3 Noteholders' Interest Distributable Amount	$8,556,000.00

Class A Noteholders' Monthly Interest Distributable Amount	$15,424,068.00
Class A Noteholders' Interest Carryover Shortfall	$0.00
Class A Noteholders' Interest Distributable Amount	$15,424,068.00

First Priority Principal Distribution Amount	$0.00

Class B Noteholders' Monthly Interest Distributable Amount	$791,950.31
Class B Noteholders' Interest Carryover Shortfall	$0.00
Class B Noteholders' Interest Distributable Amount	$791,950.31

Second Priority Principal Distribution Amount	$4,263,284.74

Regular Principal Distribution Amount	$105,239,794.92

Total Required Payment	$20,479,303.04

Draw from Reserve Account	$0.00

Total Distribution Amount	$128,696,626.24

DISTRIBUTIONS FROM COLLECTION ACCOUNT
1. Servicing Fee (if CFSC or Affiliate is NOT servicer)	$0.00
2. Administration Fee (if CFSC or Affiliate is NOT servicer)	$3,000.00
3. Class A Noteholders' Interest Distributable Amount to Class A Noteholders	$15,424,068.00
4. First Priority Principal Distribution Amount to Principal Distribution Account	$0.00
5. Class B Noteholders' Interest Distributable Amount to Class B Noteholders	$791,950.31
6. Second Priority Principal Distribution Amount to Principal Distribution Account	$4,263,284.74
7. Deposit to Reserve Account	$0.00
8. Regular Principal Distribution Amount to Principal Distribution Account	$105,239,794.92
9. Servicing Fee (if CFSC or Affiliate IS servicer)	$2,658,187.01
10. Deposit to Certificate Distribution Account	$316,341.26

DISTRIBUTIONS FROM PRINCIPAL DISTRIBUTION ACCOUNT
1. Principal to Class A-1 Noteholders	$109,503,079.66
2. Principal to Class A-2 Noteholders	$0.00
3. Principal to Class A-3 Noteholders	$0.00
4. Principal to Class B Noteholders	$0.00
5. Deposit to Certificate Distribution Account	$0.00

RECONCILIATION OF RESERVE ACCOUNT
Beginning Reserve Account Balance	N/A
Draw from Reserve Account to cover shortfalls	$0.00
Interim Specified Reserve Account Balance	$44,356,560.00
Deposit to Reserve Account Needed	$0.00
Deposit to Reserve Account from Collection Account	$0.00
Specified Reserve Account Balance	$7,392,760.00
Reserve Account Release deposited into Certificate Distribution Account	$0.00
Ending Reserve Account Balance	$7,392,760.00

SUMMARY OF DISTRIBUTIONS
Servicing Fee Paid to Servicer	$2,658,187.01
Servicing Fee Shortfall	$379,406.90

Class A-1 Interest Paid	$3,098,623.55
Class A-1 Interest Shortfall	$0.00
Class A-1 Principal Paid	$109,503,079.66
Ending Class A-1 Principal Balance	$45,496,920.34

Class A-2 Interest Paid	$3,769,444.44
Class A-2 Interest Shortfall	$0.00
Class A-2 Principal Paid	$0.00
Ending Class A-2 Principal Balance	$125,000,000.00

Class A-3 Interest Paid	$8,556,000.00
Class A-3 Interest Shortfall	$0.00
Class A-3 Principal Paid	$0.00
Ending Class A-3 Principal Balance	$270,000,000.00

Class B Interest Paid	$791,950.31
Class B Interest Shortfall	$0.00
Class B Principal Paid	$0.00
Ending Class B Principal Balance	$23,656,000.00

Deposit to Certificate Distribution Account	$316,341.26

Last Updated on 2/22/00
By cfs